Exhibit 99.3

Endeavor Crude, LLC, Meridian Equipment

Leasing, LLC, and Equipment Transport, LLC

Combined Financial Statements

as of June 30, 2024 and December 31, 2023 and

for the three-month and six-month periods

ended June 30, 2024 and 2023

Endeavor Crude, LLC, Meridian Equipment Leasing, LLC,

and Equipment Transport, LLC

i

INDEPENDENT AUDITORS’ REVIEW REPORT Management Endeavor Crude, LLC, Meridian Equipment Leasing, LLC, and Equipment Transport, LLC Dallas, Texas

Results of Review of Interim Financial Information

We have reviewed the accompanying combined financial statements of Endeavor Crude, LLC, Meridian Equipment, LLC, and Equipment Transport, LLC, which comprise the combined balance sheet as of June 30, 2024 and the related combined statements of operations and members’ equity for the three-month and six-month periods ended June 30, 2024 and 2023, and statements of cash flows for the six-month periods ended June 30, 2024 and 2023, and the related notes to the combined financial statements (collectively referred to as the “interim financial information”).

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in accordance with accounting principles generally accepted in the United States of America.

Basis for Review Results

We conducted our reviews in accordance with auditing standards generally accepted in the United States of America (GAAS) applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. A review of interim financial information is substantially less in scope than an audit in accordance with GAAS, the objective of which is the expression of an opinion regarding the financial information as a whole, and accordingly, we do not express such an opinion. We are required to be independent of Endeavor Crude, LLC, Meridian Equipment Leasing, LLC, and Equipment Transport, LLC and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements related to our reviews. We believe that the results of the review procedures provide a reasonable basis for our conclusion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial information has been prepared assuming that the Company will continue as a going concern. As discussed in Note 17 to the interim financial information, the Company was in default under certain promissory notes. The Company has been unable to obtain an extension to pay under its obligations, has been unable to obtain alternative financing, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the conditions and events and management’s plans regarding those matters are also described in Note 17. The accompanying interim financial information does not include any adjustments that might result from the outcome of that uncertainty.

Responsibilities of Management for the Interim Financial Information

Management is responsible for the preparation and fair presentation of the interim financial information in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of interim financial information that is free from material misstatement, whether due to fraud or error.

Report on Balance Sheet as of December 31, 2023

We have previously audited, in accordance with GAAS, the balance sheet as of December 31, 2023, and the related statement of income, members’ equity, and cash flows for the year then ended (not presented herein); and we expressed an unmodified opinion on those audited financial statements in our report dated June 6, 2024. In our opinion, the accompanying balance sheet of Endeavor Crude, LLC, Meridian Equipment Leasing, LLC, and Equipment Transport, LLC as of December 31, 2023, is consistent, in all material respects, with the audited financial statements from which it has been derived.

Shreveport, Louisiana

September 11, 2024, except for Note 3, as to which the date is December 6, 2024

Endeavor Crude, LLC, Meridian Equipment Leasing, LLC,

and Equipment Transport, LLC

Combined Balance Sheets

as of June 30, 2024 (Unaudited) and December 31, 2023

	June 30, 2024 (Unaudited)	December 31, 2023
Assets
Current assets
Cash	1,122,432	1,164,555
Restricted cash, Note 12	2,630,164	1,262,525
Trade accounts receivable, net of allowance for credit losses of $63,064 and $24,531 as of June 30, 2024 and December 31, 2023, respectively, Note 2	23,712,411	11,679,862
Prepaid expenses	3,193,156	546,655
Due from related party, Note 6	1,684,310	245,368
Inventory, Note 2	134,810	46,784
Total current assets	32,477,283	14,945,749

Property and equipment, net, Notes 2 and 5	61,738,454	65,895,192

Other assets
Right-of-use asset - operating, Note 10	4,424,081	5,657,160
Intangible assets, net, Note 2	1,476,652	2,953,305
Other assets	1,194,614	871,655
Total other assets, net	7,095,347	9,482,120

Total assets	101,311,084	90,323,061

Liabilities and members’ equity
Current liabilities
Trade payables	7,990,960	1,151,741
Accrued liabilities	8,943,207	5,562,998
Due to related party, Note 6	1,784,994	1,653,755
Line of credit, Note 12	13,409,798	5,575,005
Short-term notes payable, Note 14	6,818,560	2,345,552
Current portion of finance lease obligations, Note 9	3,195,725	6,200,710
Current portion of operating lease obligations, Note 10	1,240,870	2,486,740
Current portion of long-term debt, Note 8	14,779,232	14,843,727
Total current liabilities	58,163,346	39,820,228

Long-term liabilities
Finance lease obligations - less current portion, Note 9	9,705,171	8,773,041
Operating lease obligations - less current portion, Note 10	3,241,445	3,164,086
Long-term debt - less current portion, Note 8	12,978,246	13,104,926
Total long-term liabilities	25,924,862	25,042,053

Members’ equity	17,222,876	25,460,780

Total liabilities and members’ equity	101,311,084	90,323,061

See independent auditors’ review report and accompanying notes to the combined financial statements.

Endeavor Crude, LLC, Meridian Equipment Leasing, LLC,

and Equipment Transport, LLC

Combined Statements of Operations

for the three-month and six-month periods ended June 30, 2024 and 2023 (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Sales	22,123,019	12,592,022	44,631,086	25,738,605
Reimbursed expenses - related party	1,158,277	0	2,207,336	0
Total revenues	23,281,296	12,592,022	46,838,422	25,738,605

Operating expenses
Operating	41,281	0	85,497	0
Auto	1,095,020	186,291	2,422,773	472,474
Credit losses	120,092	0	120,092	0
Bank charges	6,490	155	31,208	267
Business taxes	15,539	43,898	29,061	110,271
Computer	264,703	97,065	580,583	205,803
Consulting	14,517	0	28,678	0
Contract labor	8,597,382	6,512,830	17,159,999	14,125,873
Depreciation	2,950,658	1,740,483	5,833,126	3,259,235
Employee benefits	144,903	59,533	234,646	97,223
Insurance	767,735	18,739	1,370,550	24,985
Inspections	3,027	669	38,391	2,346
Licenses and permits	32,108	42,185	82,475	105,195
Meals	646	263	914	367
Miscellaneous	51,217	501	75,211	3,583
Office	94,252	3,202	279,162	3,862
Payroll taxes	88,397	43,204	178,453	105,082
Postage	972	0	4,682	0
Professional fess	120,163	70	179,740	34,709
Repairs and maintenance	611,536	328,949	851,692	723,195
Regulatory	65,712	750	120,205	750
Training	0	911	0	1,086
Travel	48,709	57,622	92,327	118,583
Utilities	89,649	72,643	156,600	148,597
Tools	0	338	700	338
Supplies	58,532	23,368	85,888	45,300
Employee costs	15,102	30,779	20,877	60,156
Lease	977,365	120,377	1,981,739	237,685
Amortization	800,982	309,600	2,057,863	619,200
Salaries and wages	5,301,294	861,393	11,600,491	1,705,358
Total operating expenses	22,377,983	10,555,818	45,703,623	22,211,523

Income from operations	903,313	2,036,204	1,134,799	3,527,082

Other income (expense)
Other income	18,184	643,216	83,500	698,580
Other expense	0	(64,155)	0	(64,155)
Interest income	19,708	49,247	35,500	51,892
Gain (loss) on sale of assets	(18,630)	0	(18,630)	(26,031)
Interest expense	(1,952,622)	(817,667)	(3,825,511)	(1,533,237)
Total other income (expense)	(1,933,360)	(189,359)	(3,725,141)	(872,951)

Net income (loss)	(1,030,047)	1,846,845	(2,590,342)	2,654,131

See independent auditors’ review report and accompanying notes to the combined financial statements.

Endeavor Crude, LLC, Meridian Equipment Leasing, LLC,

and Equipment Transport, LLC

Combined Statements of Members’ Equity

for the three-month and six-month periods ended June 30, 2024 and 2023 (Unaudited)

	Accumulated Other Comprehensive Income	Members’ Equity	Total
Balance, March 31, 2024 (Unaudited)	0	19,819,940	19,819,940

Net loss	0	(1,030,047)	(1,030,047)
Members’ contributions	0	5,172,610	5,172,610
Members’ distributions	0	(6,739,627)	(6,739,627)

Balance, June 30, 2024 (Unaudited)	0	17,222,876	17,222,876

Balance, December 31, 2023	0	25,460,780	25,460,780

Net loss	0	(2,590,342)	(2,590,342)
Members’ contributions	0	7,450,179	7,450,179
Members’ distributions	0	(13,097,741)	(13,097,741)

Balance, June 30, 2024 (Unaudited)	0	17,222,876	17,222,876

Balance, March 31, 2023 (Unaudited)	0	29,196,981	29,196,981

Net income	0	1,846,845	1,846,845
Members’ contributions	0	1,196,999	1,196,999
Members’ distributions	0	(916,000)	(916,000)

Balance, June 30, 2023 (Unaudited)	0	31,324,825	31,324,825

Balance, December 31, 2022	28,884	30,990,723	31,019,607

Amounts reclassified from accumulated other comprehensive income	(28,884)	28,884	0

Net income	0	2,654,131	2,654,131
Members’ contributions	0	1,992,499	1,992,499
Members’ distributions	0	(4,341,412)	(4,341,412)

Balance, June 30, 2023 (Unaudited)	0	31,324,825	31,324,825

See independent auditors’ review report and accompanying notes to the combined financial statements.

Endeavor Crude, LLC, Meridian Equipment Leasing, LLC,

and Equipment Transport, LLC

Combined Statements of Cash Flows

for the six-month periods ended June 30, 2024 and 2023 (Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net income (loss)	(2,590,342)	2,654,131
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Credit losses	120,092	0
Depreciation	5,833,126	3,259,235
Amortization	1,476,653	619,200
Loss on disposal of assets	18,630	26,031
Gain on sale of interest rate swap agreement	0	(594,000)
Capitalization of interest expense	670,774	0
Amortization of debt issuance costs	89,888	38,673
(Increase) decrease in:
Trade accounts receivable	(16,811,000)	(5,545,930)
Inventory	(88,026)	493,136
Prepaid expenses	(5,225,936)	(2,443,997)
Due from related party	(1,438,942)	0
Other current assets	0	34,671
Other assets	(322,959)	(177,819)
Note receivable	0	12,125
Increase (decrease) in:
Trade payables	4,404,152	(3,053,325)
Accrued liabilities	6,599,644	1,984,115
Due to related party	131,239	0
Other liabilities	0	(75,000)
Net cash used in operating activities	(7,133,007)	(2,768,754)

Cash flows from investing activities
Purchases of property and equipment	(642,854)	(112,475)
Proceeds from sale of assets	68,700	135,144
Net cash provided by (used in) investing activities	(574,154)	22,669

Cash flows from financing activities
Net borrowings on line of credit	7,866,164	4,403,274
Net borrowings on short-term debt	4,540,418	0
Repayments of finance lease obligations	(2,085,321)	(931,303)
Repayments on long-term debt	(888,157)	(405,903)
Debt issuance costs incurred	(149,995)	0
Members’ contributions	3,282,568	1,970,499
Members’ distributions	(3,533,000)	(480,412)
Net cash provided by financing activities	9,032,677	4,556,155

Net change in cash and cash equivalents	1,325,516	1,810,070

Beginning cash and cash equivalents	2,427,080	2,085,508

Ending cash and cash equivalents	3,752,596	3,895,578

Supplemental disclosure of cash flow information
Cash paid for interest	3,064,849	1,496,587

Supplementary non-cash investing and financing activities
Assignment of related-party receivables to parent through distributions	8,664,741	594,000
Assumption of related-party payables through distributions	900,000	3,267,000
Assumption of related-party receivables through contributions	0	22,000
Assumption of related-party payables by parent through contributions	4,167,611	0

See independent auditors’ review report and accompanying notes to the combined financial statements.

Endeavor Crude, LLC, Meridian Equipment Leasing, LLC

and Equipment Transport, LLC

Notes to the Combined Financial Statements (Unaudited)

(1)	Nature of Business

Endeavor Crude, LLC (“Endeavor”), Meridian Equipment Leasing, LLC (“Meridian”), and Equipment Transport, LLC (“ET”) (collectively, the “Company” or “Companies”) is primarily engaged in the business of crude oil transportation. Endeavor and Meridian are privately held Texas limited liability companies. ET is a privately held Pennsylvania limited liability company and CPE Gathering Midcon, LLC (“CP”), a wholly-owned subsidiary of Meridian, is a privately held Delaware limited liability company.

Endeavor was formed in February 2019 and began operations in April 2019. Meridian was formed in April 2019 and began operations in May 2019 through the acquisition of real estate and trucking assets. Endeavor’s primary activity of generating revenue is the transportation of crude oil through its operation of a fleet of trucks and trailers primarily servicing Texas and New Mexico. Meridian is the owner of this fleet of trucks and trailers. Meridian’s primary activity of generating revenue is the leasing of these trucks and trailers to Endeavor.

In December 2022, Meridian acquired 100% of the membership interests in CP through a business acquisition. CP owns and operates several transfer stations and pipelines used in the processing and transportation of crude oil and gas.

In December 2023, Meridian acquired 100% of the membership interests in ET through a business combination, see Note 11. In January 2024, Meridian transferred 100% of its membership interests in ET to its parent, Jorgan Development, LLC. ET owns and operates a fleet of trucks and trailers used in the transportation of crude oil and gas.

(2)	Summary of Significant Accounting Policies

Basis of accounting – The combined financial statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Principles of consolidation/combination – These financial statements have been combined as the Companies are under common ownership and management. Meridian’s wholly owned subsidiaries have been consolidated into Meridian’s financial statements before combination. All intercompany transactions and balances have been eliminated during consolidation and combination.

See independent auditors’ review report

Endeavor Crude, LLC, Meridian Equipment Leasing, LLC

and Equipment Transport, LLC

Notes to the Combined Financial Statements (Unaudited)

(2)	Summary of Significant Accounting Policies (continued)

Basis of presentation and use of estimates – The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents – Cash and cash equivalents include all cash on hand and cash on deposit with maturities of less than three months.

Trade accounts receivable and allowance for credit losses – The Company’s trade accounts receivable are primarily derived from trucking transportation customers. At each balance sheet date, the Company recognizes an expected allowance for credit losses. Also at each reporting date, this estimate is updated to reflect any changes in credit risk since the receivable was initially recorded. This estimate is calculated on a pooled basis where similar risk characteristics exist.

The allowance estimate is derived from a review of the Company’s historical losses based on the aging of receivables. This estimate is adjusted for management’s assessment of current conditions, reasonable and supportable forecasts regarding future events, and any other factors deemed relevant by the Company. The Company believes historical loss information is a reasonable starting point in which to calculate the expected allowance for credit losses as the Company’s portfolio segment, trucking transportation customers, has remained constant since the Company’s inception. The allowance for credit losses for trade accounts receivable was $63,064 and $24,531 as of June 30, 2024 and December 31, 2023, respectively.

Property and equipment – Property and equipment are carried at cost, less accumulated depreciation. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets as follows:

Communications equipment	3 years
Autos, trucks and trailers	5-7 years
Buildings and improvements	15 years
Pipeline and tanks	20 years

Routine maintenance and repairs are charged to operating expense, while costs of improvements and replacements are capitalized. When an asset is retired or sold, its cost and related accumulated depreciation are removed from the accounts, and the difference between the net book value of the asset and proceeds from disposition is recognized as a gain or loss in the combined statement of operations.

See independent auditors’ review report

Endeavor Crude, LLC, Meridian Equipment Leasing, LLC

and Equipment Transport, LLC

Notes to the Combined Financial Statements (Unaudited)

(2)	Summary of Significant Accounting Policies (continued)

Intangible assets – Intangible assets consist of an acquired trucking contract that has been assigned a useful life of 5 years and transaction costs related to the purchase of ET that have been assigned a useful life of 1 year. The assets are being amortized on a straight-line basis.

Total amortization expense relating to the trucking contract was $0 and $309,600 for the three- month period ended June 30, 2024 and 2023, respectively, and $0 and $619,200 for the six-month period ended June 30, 2024 and 2023, respectively.

Total amortization expense relating to the transaction costs was $800,982 and $0 for the three- month period ended June 30, 2024 and 2023, respectively, and $2,057,863 and $0 for the six- month period ended June 30, 2024 and 2023, respectively.

Fair Value Measurements – The Company follows Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that requires the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

The framework for measuring fair value provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1) and the lowest priority to unobservable inputs (level 3). The three levels of the fair value hierarchy under ASC 820 are described as follows:

Level 1 – Observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

See independent auditors’ review report

Endeavor Crude, LLC, Meridian Equipment Leasing, LLC

and Equipment Transport, LLC

Notes to the Combined Financial Statements (Unaudited)

(2)	Summary of Significant Accounting Policies (continued)

Impairment of long-lived assets – The Company regularly assesses all of its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management reviews all material assets annually for possible impairment. If such assets are considered to be impaired, the impairment recognized is measured as the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. No impairment was considered necessary during the three and six-month period ended June 30, 2024 and 2023.

Interest rate used for operating leases – Under the provisions of FASB ASC 842-10-65-1, the Company has elected to use the risk-free discount rate of a U.S. government bond with a period comparable with that of the lease term for all operating leases placed on the combined balance sheet.

Inventory – Inventory is stated at the lower of cost or net realizable value, with cost being determined under the first-in, first-out method.

Revenue recognition – Substantially all revenue the Company earns is related to trucking fees charged to customers for gathering and transporting crude oil and gas products.

Management has identified that a legally enforceable contract with its customers is executed by both parties at the point of pickup at the customer’s location. Although the Company may have master agreements with its customers, these master agreements only establish general terms and there is no financial obligation to the customer until the load is accepted and the Company takes possession of the load.

The Company’s only performance obligation is transportation services, which is completed at the point in time in which the Company delivers the load to the customer’s designated delivery point, effectively transferring control of the load to the customer. At such time, the Company recognizes the related transportation revenue. There is no significant financing component in transaction price, as the Company’s customers generally pay within the contractual payment terms of 30 to 60 days.

See independent auditors’ review report

Endeavor Crude, LLC, Meridian Equipment Leasing, LLC

and Equipment Transport, LLC

Notes to the Combined Financial Statements (Unaudited)

(2)	Summary of Significant Accounting Policies (continued)

Debt issuance costs – Debt issuance costs represent costs incurred in relation to the Main Street Loan Credit Facility (see Note 8), Maxus lease obligations (see Note 9 and 14), and the Business First Bank line of credit (see Note 12). Such costs have been deferred and are being amortized on a straight-line basis over the term of the related loan and lease agreements. Long-term debt and finance lease obligations, net of current portion, short-term debt, and line of credit are recorded on the accompanying combined balance sheet net of unamortized debt issuance costs. The total of these costs amortized to interest expense was $64,275 and $19,336 for the three-month period ended June 30, 2024 and 2023, respectively, and $89,888 and $38,673 for the six-month period ended June 30, 2024 and 2023, respectively.

Income taxes – The Companies are limited liability companies that are taxed as partnerships for federal and state income tax purposes. As such, the Companies do not pay income taxes, as any income or loss and credits are included in the tax returns of the individual member. Accordingly, no provision has been made for income taxes in the combined financial statements.

Under the provisions of FASB ASC 740-10, the Company records a liability for uncertain tax positions when probable that a loss has been incurred and the amount can be reasonably estimated. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

Compensated absences – Employees of the Company are entitled to paid vacations, sick days and other time off depending on job classification, length of service and other factors. The Company does not accumulate vacation or sick time, the estimate for the amount of compensation for future absences was immaterial and, accordingly, no liability has been recorded in the accompanying combined financial statements. The Company’s policy is to recognize the costs of compensated absences when paid to the individual employees.

Subsequent events – Management has evaluated subsequent events through September 11, 2024, the date these combined financial statements were available to be issued. See Note 17.

Reclassifications – Certain reclassifications have been made to the December 31, 2023 balance sheet in order for it to be in conformity with the current year presentation.

See independent auditors’ review report

Endeavor Crude, LLC, Meridian Equipment Leasing, LLC

and Equipment Transport, LLC

Notes to the Combined Financial Statements (Unaudited)

(3)	Restatement of Previously Issued Interim Financial Information

Subsequent to the issuance of the interim financial information as of June 30, 2024 and for the three-month and six-month periods ended June 30, 2024 and 2023, management identified errors in the calculation of interest expense. These errors were due to (1) failing to accrue interest on long-term debt in accordance with its terms, and (2) incorrectly recording payments on short-term notes payable by understating the interest portion of those payments.

As a result of these errors, interest expense was understated by $769,424 for the three-month period ended June 30, 2024, and by $1,578,500 for the six-month period ended June 30, 2024. The effects of correcting these errors on the interim financial information are summarized below.

Effect on balance sheet as of June 30, 2024:

	As Previously Reported	Adjustment	As Restated
Short-term notes payable	5,910,834	907,726	6,818,560
Current portion of long-term debt	14,108,458	670,774	14,779,232
Members’ equity	18,801,376	(1,578,500)	17,222,876

Effect on statement of operations for the three-month period ended June 30, 2024:

	As Previously Reported	Adjustment	As Restated
Interest expense	(1,183,198)	(769,424)	(1,952,622)
Net loss	(260,623)	(769,424)	(1,030,047)

Effect on statement of operations for the six-month period ended June 30, 2024:

	As Previously Reported	Adjustment	As Restated
Interest expense	(2,247,011)	(1,578,500)	(3,825,511)
Net loss	(1,011,842)	(1,578,500)	(2,590,342)

See independent auditors’ review report

Endeavor Crude, LLC, Meridian Equipment Leasing, LLC

and Equipment Transport, LLC

Notes to the Combined Financial Statements (Unaudited)

(4)	Major Customers and Concentration of Credit Risk

The Company had certain customers whose revenue individually represented 10% or more of the Company’s total revenue and whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable, as follows:

The Company had two (2) major customers that accounted for approximately 42% and 30% of revenue for the three-month period ended June 30, 2024 and 2023, respectively, and 36% and 31% of revenue for the six-month period ended June 30, 2024 and 2023, respectively. These customers accounted for approximately 42% and 24% of the balance of accounts receivable as of June 30, 2024 and December 31, 2023, respectively.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to certain limits. The Company has not experienced any losses in such accounts.

(5)	Property and Equipment

The Company’s balance of property and equipment as of June 30, 2024 and December 31, 2023 is comprised of the following:

	June 30, 2024	December 31, 2023
Land	2,848,857	2,848,857
Communications equipment	267,290	0
Buildings and improvements	1,700,201	1,700,201
Trucks and trailers	32,000,898	30,603,602
Right-of-use asset - finance leases	14,718,960	14,718,960
Pipeline and tanks	41,107,022	41,107,022
Sub-total	92,643,228	90,978,642
Less: accumulated depreciation	(30,904,774)	(25,083,450)
Property and equipment, net	61,738,454	65,895,192

Depreciation expense related to property and equipment was $2,950,658 and $1,740,483 for the three-month period ended June 30, 2024 and 2023, respectively, and $5,833,126 and $3,259,235 for the six-month period ended June 30, 2024 and 2023, respectively.

See independent auditors’ review report

Endeavor Crude, LLC, Meridian Equipment Leasing, LLC

and Equipment Transport, LLC

Notes to the Combined Financial Statements (Unaudited)

(6)	Related-Party Transactions

On January 1, 2023, Endeavor entered into a take or pay agreement with White Claw Crude, LLC (“WCC”), a related party controlled by James Ballengee, manager of the Company, in which the Company is to provide hauling services to WCC for their crude oil and gas products. The agreement states that if WCC does not cause 100,000 barrels per day to be hauled (subsequently amended to 75,000 barrels effective January 1, 2024) during the period January 1, 2023 through December 31, 2033 (subsequently amended to December 31, 2034), the minimum volume commitment (“MVC”), then WCC must pay the Company a deficiency fee equal to the shortage amount, in barrels, multiplied by 25% of the average rate of all hauls for the related calendar year. The Company earned $422,546 and $2,701,148 in deficiency fees during the three-month period ended June 30, 2024 and 2023, respectively, and $640,927 and $4,964,474 during the six-month period ended June 30, 2024 and 2023, respectively, which are included in sales in the accompanying combined statements of operations.

On January 1, 2023, CP entered into a take or pay agreement with WCC in which WCC is to process and transfer 200,000 barrels per month, the MVC, of its crude oil and gas products through the Company’s processing and transfer terminals. The agreement states WCC must pay the Company an amount equal to the greater of the actual volume of product transferred multiplied by the applicable rate, or, the MVC multiplied by the applicable rate. The applicable rates are $1.00 per barrel up to the MVC and $.50 for each barrel in excess of the MVC. The Company earned $600,000 and $600,000 from the agreement during the three-month period ended June 30, 2024 and 2023, respectively, of which $169,066 and $204,216 was derived from volume of product transferred, respectively. The Company earned $1,200,000 and $1,200,000 during the six-month period ended June 30, 2024 and 2023, respectively, of which $322,042 and $401,512 was derived from volume of product transferred, respectively. The above amounts are included in sales in the accompanying combined statements of operations. Of these fees, $447,024 and $1,642,458 were included in trade accounts receivable on the accompanying combined balance sheets as of June 30, 2024 and December 31, 2023, respectively.

On January 1, 2024, Meridian and ET allowed Horizon Truck and Trailer, LLC (“HTT”), a related party with common management, to occupy five (5) of the Company’s locations under operating leases on a month-to-month basis and reimburse the Company for the related monthly lease payments. The monthly payments on the leases range from $5,750 to $138,395 and have terms ranging from 24 to 36 months. The Company recorded lease payments due from HTT in the amount of $577,800 and $978,550 for the three and six-month periods ended June 30, 2024, respectively, which are included in reimbursed expenses on the accompanying combined statement of operations and trade accounts receivable on the accompanying combined balance sheet.

See independent auditors’ review report

Endeavor Crude, LLC, Meridian Equipment Leasing, LLC

and Equipment Transport, LLC

Notes to the Combined Financial Statements (Unaudited)

(6)	Related-Party Transactions (continued)

In addition, the Company agreed to pay for various expenses on behalf of HTT which totaled $580,477 and $1,228,786 for the three and six-month periods ended June 30, 2024, respectively, and are included in reimbursed expenses on the accompanying combined statement of operations and trade accounts receivable on the accompanying combined balance sheet.

The Company used HTT’s services during the three and six-month periods ended June 30, 2024 to perform capital repairs, upgrades, and maintenance to prepare and maintain their fleet of trucks and trailers for operations. The costs totaled $1,698,037 for the six-month period ended June 30, 2024 and are included in accounts payable on the accompanying combined balance sheet, of which $1,677,811 were recognized as capital improvements on the Company’s trucks and trailers.

During the year ended December 31, 2023, the Company received and provided operating loans from and to various related parties. The loans are short term in nature with no stated repayment terms. As of June 30, 2024 and December 31, 2023, the Company was owed a total of $1,684,310 and $245,368 from its related parties, respectively, and owed a total of $1,784,994 and $1,653,755, respectively, to its related parties.

(7)	Note Payable – PPP Loan

On March 11, 2020, the World Health Organization pronounced the coronavirus (COVID-19) outbreak a pandemic. Citizens and the economies of the United States and other countries have been significantly impacted by the pandemic. In response to the COVID-19 outbreak in 2020, the U.S. Federal Government enacted the Coronavirus Aid, Relief, and Economic Security Act that, among other economic stimulus measures, established the Paycheck Protection Program (PPP) to provide small business loans. In April 2020, the Company obtained its first PPP loan in the amount of $2,145,300. The note matures in April 2025 and bears interest at a fixed annual rate of 1% with the first six months of interest deferred. During the period ending December 31, 2021, the Company received a second PPP loan in the amount of $2,000,000 and received forgiveness of $1,000,735 for the first loan. The second note matures in February of 2026 and bears interest at a fixed annual rate of 1%. The Company believes that all PPP proceeds have been used on qualifying expenses and expects to be forgiven for the full amount of the second loan.

See independent auditors’ review report

Endeavor Crude, LLC, Meridian Equipment Leasing, LLC

and Equipment Transport, LLC

Notes to the Combined Financial Statements (Unaudited)

(8)	Long-Term Debt

Long-Term debt as of June 30, 2024 and December 31, 2023 consisted of the following:

	June 30, 2024	December 31, 2023
Note payable to Ford Credit dated November 1, 2019, payable in 54 monthly installments of $860 at 8.6% interest. Note is collateralized by a 2019 Ford Explorer.	0	3,008
Note payable to B1Bank dated February 12, 2020, payable in 48 monthly installments of $7,278 at 5.5% interest. Note is collateralized by 6 Dragon tractor trailers.	0	13,985
Main Street Lending Priority Loan Agreement with Business First Bank dated November 12, 2020. Interest accrues at the LIBOR rate plus 3% per annum; maturing on November 12, 2025; secured by substantially all assets of the Company.	10,760,805	10,760,805
Note payable to the U.S. Small Business Administration dated June 16, 2020, payable in 348 monthly installments of $731 beginning June 16, 2021 at 3.75% interest. Note is collateralized by substantially all assets of the Company.	10,000	160,000
Note payable to Ally Financial dated July 30, 2021, payable in 60 monthly installments of $1,645 at 6.24% interest. Note is collateralized by a 2020 Dodge Challenger.	41,929	50,393
Note payable to TD Ameritrade dated January 4, 2021, payable in 72 monthly installments of $991 at 6.89% interest. Note is collateralized by a 2019 Ford Expedition.	27,956	32,838
Note payable to TD Ameritrade dated December 9, 2021, payable in 72 monthly installments of $1,434 at 4.94% interest. Note is collateralized by a 2018 Jeep Grand Cherokee.	54,056	62,378
Note payable to Ally Financial dated December 24, 2021, payable in 60 monthly installments of $1,532 at 9.79% interest. Note is collateralized by a 2018 Ford Expedition.	39,692	46,684
Note payable to Ford Credit dated March 31, 2023, payable in 60 monthly installments of $1,046 at 0.90% interest. Note is collateralized by a 2018 Ford F-150.	53,240	57,272
Note payable to Ford Credit dated March 31, 2023, payable in 60 monthly installments of $1,093 at 0.90% interest. Note is collateralized by a 2022 Ford F-150.	56,392	60,249

See independent auditors’ review report

Endeavor Crude, LLC, Meridian Equipment Leasing, LLC

and Equipment Transport, LLC

Notes to the Combined Financial Statements (Unaudited)

(8)	Long-Term Debt (continued)
	June 30, 2024	December, 31 2023
Notes payable to Small Business Administration dated April 10, 2020 and February 4, 2021, payable in 60 monthly installments of $30,374 and $35,024, respectively, at 1.00% interest. Notes are collateralized by the Company’s real and personal property.	2,302,305	2,482,360
Note payable to Ford Credit dated July 17, 2023, payable in 48 monthly installments of $1,622 at 9.99% interest. Note is collateralized by a 2021 Chevrolet Tahoe.	51,829	58,787
Note payable to TD Ameritrade dated January 6, 2023, payable in 72 monthly installments of $1,194 at 8.99% interest. Note is collateralized by a 2021 Ford F-250.	52,995	58,351
Note payable to Ally Financial dated February 27, 2023, payable in 72 monthly installments of $1,163 at 10.89% interest. Note is collateralized by a 2022 Ford F-150.	51,847	55,849
Note payable to Ford Credit dated July 7, 2023, payable in 48 monthly installments of $1,195 at 2.9% interest. Note is collateralized by a 2023 Ford F-150.	49,824	54,935
Note payable to Ford Credit dated September 8, 2023, payable in 48 monthly installments of $2,370 at 10.79% interest. Note is collateralized by a 2022 Dodge Charger.	77,130	86,854
Note payable to Pilot OFS Holdings, LLC dated December 31, 2023, payable in one lump sum payment of $12,500,000 plus all interest accrued at a rate of 10.5% on June 30, 2024. Note is collateralized by 405 various tractors, trucks, and trailers along with all related tools and supplies.	13,170,774	12,500,000
Note payable to Pilot OFS Holdings, LLC dated December 1, 2023, payable in 18 monthly installments of $90,431 at 10.5% interest. Note is collateralized by 28 various tanker trailers.	1,026,591	1,500,000
Total long-term debt	27,827,365	28,044,748
Less: unamortized debt issuance costs	(69,887)	(96,095)
Long-term debt, less unamortized debt issuance costs	27,757,478	27,948,653
Less: current portion	(14,779,232)	(14,843,727)
Total long-term debt, less current portion	12,978,246	13,104,926

See independent auditors’ review report

Endeavor Crude, LLC, Meridian Equipment Leasing, LLC

and Equipment Transport, LLC

Notes to the Combined Financial Statements (Unaudited)

(8)	Long-Term Debt (continued)

Following are the maturities of long-term debt:

2024	14,779,232
2025	10,727,026
2026	2,162,737
2027	115,025
2028	38,420
2029 & thereafter	4,925
Totals	27,827,365

(9)	Finance Lease Obligations

On December 28, 2021, the Company entered into six finance leases with Maxus Capital Group, LLC (Maxus) for 57 trucks and tanker trailers.

The leases have terms of thirty-six (36) months with monthly installments ranging from $10,986 to $14,483 and the option to purchase the leased equipment at the end of the lease term ranging from $37,927 to $50,000. The Company is required to make a one-time security deposit payment for each lease ranging from $10,986 to $14,483 to be used in the event of a default by the Company. At the end of the terms, Maxus will return the balance of any security deposit payments.

The terms of the lease agreement, including the Company’s option to purchase the leased assets from Maxus at the end of the lease term, classify the lease as a finance lease in accordance with FASB ASC 842. As such, the Company has recorded a lease obligation equal to the present value of the future cash payments using the interest rate provided by Maxus Capital Group of 8.61%, as well as a lease asset equal to the present value of the future cash payments using an interest rate of 8.61% plus lease costs of $94,905 and prepaid lease payments of $111,555.

On April 21, 2022, the Company entered into two additional finance leases with Maxus, the first being for thirty (30) trucks and tanker trailers and the second being for two (2) tanker trailers.

Both leases have a term of thirty-six (36) months with monthly installments of $24,767 and $4,473 for the first and second lease, respectively. Both leases include an option to purchase the leased equipment at the end of the lease term for $83,400 and $15,000 for the first and second lease, respectively. The Company is required to make a one-time security deposit payment of $24,767 and $4,473 for the first and second lease, respectively, to be used in the event of a default by the Company. At the end of the terms, Maxus will return the balance of any security deposits.

See independent auditors’ review report

Endeavor Crude, LLC, Meridian Equipment Leasing, LLC

and Equipment Transport, LLC

Notes to the Combined Financial Statements (Unaudited)

(9)	Finance Lease Obligations (continued)

The terms of the lease agreements, including the Company’s option to purchase the leased assets from Maxus at the end of the lease terms, classify the leases as finance leases in accordance with FASB ASC 842. As such, the Company has recorded lease obligations equal to the present value of the future cash payments using the interest rate provided by Maxus Capital Group of 10.44% and 10.19% for the first and second lease, respectively, as well as lease assets equal to the present value of the future cash payments using an interest rate of 10.44% and 10.19%, respectively, plus lease costs of $25,030 and $5,150 for the first and second lease, respectively.

On December 22, 2022, the Company entered into two sale and leaseback transactions with Maxus. The Company assigned all of the assets comprising the pipeline system that was acquired from the acquisition of CPE Gathering Midcon, LLC to Maxus for consideration of $3,250,000 and $1,198,931 for the first and second sale, respectively. and entered into two lease agreements to lease the pipeline assets back from Maxus for 60 monthly payments of $56,803 and $20,955 for the first and second lease, respectively. At the end of the lease term, the Company has an option to purchase the pipeline assets back from Maxus for $1,218,762 and $449,604 for the first and second lease, respectively.

The Company has pledged 100% of its interests in the related pipeline assets as collateral for the lease obligations.

The Company is required to make one-time security deposit payments of $56,803 and $20,955 for the first and second lease, respectively, to be used in the event of a default by the Company. In addition, the Company is required to make minimum cash reserve payments of at least $18,934 and $6,985 for the first and second lease, respectively, each month in addition to the base lease payments until Maxus has received $681,640 and $251,458 for the first and second lease, respectively. The cash reserve payments are to be used in the event of default by the Company. All security deposit amounts as well as cash reserve amounts will be fully refunded to the Company at the end of the lease term. As of June 30, 2024 and December 31, 2023, the balance of cash reserve payments made under these lease obligations was $466,549 and $311,033, respectively. The Company incurred $124,650 of lease costs from the preceding transaction that are being amortized over the 5-year term of the leases.

The terms of the lease agreement, including the Company’s option to purchase the pipeline assets from Maxus at the end of the lease term, preclude the Company from using sale and leaseback accounting treatment in accordance with FASB ASC-842-40. As such, the transaction is being accounted for as a financing arrangement, whereby the Company does not record a sale or derecognize the pipeline assets. The Company continues to record depreciation expense on the pipeline assets and has recorded a financial liability due to Maxus (included in finance lease obligations in the accompanying combined balance sheet).

See independent auditors’ review report

Endeavor Crude, LLC, Meridian Equipment Leasing, LLC

and Equipment Transport, LLC

Notes to the Combined Financial Statements (Unaudited)

(9)	Finance Lease Obligations (continued)

The Company is using imputed interest rates of 16.85% and 17.39% for the first and second lease, respectively, which results in the carrying value of the financial liability equating the estimated book value of the pipeline assets at the end of the lease terms and the date at which the Company may exercise its buy-back option.

On March 22, 2023, the Company entered into three (3) additional finance leases with Maxus for 90 trucks and tanker trailers.

The leases have terms of thirty-six (36) months with monthly installments ranging from $14,443 to $37,865 and the option to purchase the leased equipment at the end of the lease term ranging from $47,586 to $124,758. The Company is required to make a one-time security deposit payment for each lease ranging from $14,443 to $37,865 to be used in the event of a default by the Company. At the end of the terms, Maxus will return the balance of any security deposit payments.

The terms of the lease agreements, including the Company’s option to purchase the leased assets from Maxus at the end of the lease terms, classify the leases as finance leases in accordance with FASB ASC 842. As such, the Company has recorded lease obligations equal to the present value of the future cash payments using the interest rate implicit in the leases of 11.56% as well as lease assets equal to the present value of the future cash payments using an interest rate of 11.56%.

On November 20, 2023, the Company entered into five (5) additional finance leases with Maxus for one hundred and five (105) trucks and tanker trailers.

The leases have terms of thirty-six (36) months with monthly installments ranging from $23,192 to $75,217 and the option to purchase the leased equipment at the end of the lease term ranging from $74,000 to $240,000. The Company is required to make a one-time security deposit payment for each lease ranging from $23,192 to $75,217 to be used in the event of a default by the Company. At the end of the terms Maxus will return the balance of any security deposit payments.

The terms of the lease agreements, including the Company’s option to purchase the leased assets from Maxus at the end of the lease terms, classify the leases as finance leases in accordance with FASB ASC 842. As such, the Company has recorded lease obligations equal to the present value of the future cash payments using the implicit borrowing rate of similar leases with Maxus for similar assets and terms of 11.56% as well as lease assets equal to the present value of the future cash payments using an interest rate of 11.56% plus lease costs of $302,750 and prepaid lease payments of $235,054.

See independent auditors’ review report

Endeavor Crude, LLC, Meridian Equipment Leasing, LLC

and Equipment Transport, LLC

Notes to the Combined Financial Statements (Unaudited)

(9)	Finance Lease Obligations (continued)

Future minimum lease payments for each of the next four years under the Maxus lease obligation and a reconciliation of undiscounted cash flows to the balance of the lease obligation as of June 30, 2024 on the accompanying combined balance sheet are as follows:

2024	3,195,725
2025	4,911,822
2026	4,462,499
2027	858,530
Total minimum lease payments	13,428,576
Less: amount representing interest	(3,273,238)
Present value of net minimum payments	10,155,338
Add: carrying value of lease obligation at end of lease term	2,832,813
Total lease obligation	12,988,151
Less: unamortized financing fees	(87,255)
Total lease obligation, less unamortized financing fees	12,900,896
Less: current portion	(3,195,725)
Total lease obligation, less current portion	9,705,171

(10)	Operating Lease Liabilities

On May 1, 2021, and December 16, 2021, the Company entered into operating leases with Monahans Commercial Properties, LLC (Monahans) and Glacier Oilfield Services, Inc. (Glacier) for the use of corporate office space with terms of 60 months and 36 months with monthly installments of $10,000 and $4,000, respectively.

The terms of the lease agreement classify the lease as an operating lease in accordance with FASB ASC 842. As such, the Company has recorded a lease obligation as well as a lease asset equal to the present value of the future cash payments. In determining the discount rate for the calculation of future cash payments, the Company used the risk-free discount rate of .857% for Monahans and .948% for Glacier, which are the rates of a U.S. government bond as of the commencement dates of the leases and for a term comparable to the respective lease terms.

As part of the business acquisition of ET, dated December 22, 2023, Meridian assumed three (3) leases with Pilot Water Solutions SWD, LLC for the use of trucking yards, shops, and a housing development to be used in trucking operations. The terms of the leases range from twenty-four (24) to thirty-six (36) months with monthly installments ranging from $5,750 to $138,395.

See independent auditors’ review report

Endeavor Crude, LLC, Meridian Equipment Leasing, LLC

and Equipment Transport, LLC

Notes to the Combined Financial Statements (Unaudited)

(10)	Operating Lease Liabilities (continued)

The terms of the lease agreements classify the leases as operating leases in accordance with FASB ASC 842. As such, the Company has recorded a lease obligation as well as a lease asset equal to the present value of the future cash payments. In determining the discount rate for the calculation of future cash payments, the Company used the risk-free discount rate of 4.336% and 4.042%, which are the rates of a U.S. government bond as of the commencement dates of the leases and for a term comparable to the respective lease terms.

Under the provisions of ASC 842, the Company has elected the practical expedient to not separate nonlease components from lease components and instead will account for each separate lease component and the related nonlease components as a single lease component. The Company has made this election for all operating leases.

Under the provisions of ASC 842, the Company has elected the short-term lease expedient. A short-term lease is a lease that, as of the commencement date, has a lease term of 12 months or less and does not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise. For such leases, the Company will not apply the recognition requirements of Topic 842 and instead will recognize the lease payments as lease cost on a straight-line basis over the lease term. Lease costs related to short-term leases were $671,236 and $54,407 for the three- month period ended June 30, 2024 and 2023, respectively, and $1,503,118 and $101,847 for the six-month period ended June 30, 2024 and 2023, respectively, and are included in lease expense on the accompanying combined statements of operations.

Future minimum lease payments for each of the next three years under the operating lease obligations and a reconciliation of the undiscounted cash flows to the balance of the operating lease obligation as of June 30, 2024 on the accompanying combined balance sheet are as follows:

2024	1,240,870
2025	2,431,740
2026	978,975
Total minimum lease payments	4,651,585
Less: amount representing interest	(169,270)
Total lease obligation	4,482,315
Less: current portion	(1,240,870)
Total lease obligation, less current portion	3,241,445

See independent auditors’ review report

Endeavor Crude, LLC, Meridian Equipment Leasing, LLC

and Equipment Transport, LLC

Notes to the Combined Financial Statements (Unaudited)

(11)	Business Combination

On December 22, 2023, Meridian acquired 100% of the security interest in ET, a limited liability company in the business of crude oil transportation through the use of trucking equipment, for cash consideration of $12,500,000, making ET a wholly owned subsidiary of Meridian. Meridian did not assume any liabilities of ET as a result of the purchase. Included in the assets acquired by the Company were trade accounts receivable that have a fair market value of $1,500,000 and are believed to be 100% collectible. The fair value of net assets acquired was estimated to equal the amount of consideration paid by Meridian.

On January 1, 2024, upon inspection of the equipment shops that the Company assumed the operating leases for during the acquisition, management discovered parts inventory housed in the shops with a value of $556,947 that was not included in the original list of net identifiable assets during the sale and was not taken into consideration during the purchase price allocation. After discovery, management adjusted beginning inventory to reflect the additional inventory and offset the addition by reducing the amount of the purchase price allocated to property and equipment.

The following is a recalculated list of net identifiable assets at estimated fair value assumed as of the date of the acquisition:

Total cash consideration	12,500,000
Purchase price allocation:
Accounts receivable	1,500,000
Inventory	603,731
Property and equipment, net	10,396,269
Net assets acquired	12,500,000

As disclosed in Note 1, effective January 1, 2024, the Company transferred 100% of its membership interests in ET to its parent company, Jorgan.

See independent auditors’ review report

Endeavor Crude, LLC, Meridian Equipment Leasing, LLC

and Equipment Transport, LLC

Notes to the Combined Financial Statements (Unaudited)

(12)	Line of Credit

On January 6, 2023, the Company entered into an accounts receivable factoring agreement with a financial institution that allows the Company to sell their currently outstanding accounts receivable for cash up to a maximum principal balance of $7,500,000 (hereinafter referred to as line of credit). The Company is charged a fixed service charge by the institution in the amount of 1% of all receivables purchased in addition to a variable service charge of 1.75% of the outstanding amount of a purchased receivable per day up to 120 days or until the face amount of the purchased receivable is collected by the financial institution. The agreement states that if a receivable becomes 120 days or more outstanding, then the institution may require the Company to repurchase the account at face value. To facilitate the potential buyback, the agreement states that the Company must keep a reserve account with the institution in an amount equal to 10% of all purchased accounts. The outstanding principal balance of the line of credit was $7,330,705 and $5,575,005 as of June 30, 2024 and December 31, 2023, respectively. The amount of the reserve account was $1,923,434 and $1,262,525 as of June 30, 2024 and December 31, 2023, respectively, and is included in restricted cash in the accompanying combined balance sheets.

On May 9, 2024, the Company entered into an accounts receivable factoring agreement with a financial institution that allows the Company to sell their currently outstanding accounts receivable for cash up to a maximum principal balance of $7,000,000 (hereinafter referred to as line of credit). The Company is charged a fixed service charge by the institution in the amount of 1% of all receivables purchased in addition to a variable service charge of 2.5% of the face amount of a purchased receivable per day up to 120 days or until the face amount of the purchased receivable is collected by the financial institution. The agreement states that if a receivable becomes 120 days or more outstanding, then the institution may require the Company to repurchase the account at face value. To facilitate the potential buyback, the agreement states that the Company must keep a reserve account with the institution in an amount equal to 10% of all purchased accounts. The outstanding principal balance of the line of credit, net of unamortized issuance costs, was $6,079,093 and $0 as of June 30, 2024 and December 31, 2023, respectively. The amount of the reserve account was $706,730 and $0 as of June 30, 2024 and December 31, 2023, respectively, and is included in restricted cash in the accompanying combined balance sheets.

(13)	Interest Rate Swap

During February 2022 the Company entered into an interest rate swap contract associated with its Main Street Lending Priority Loan (See Note 8). The Company used the interest rate swap to manage risks related to interest rate movements and effectively converted this variable rate debt into a fixed-rate borrowing at 3.92% on a notional amount of $10,000,000. The swap contract settled monthly. On May 11, 2023, the Company terminated its swap agreement with Citibank N.A. The Company recorded a net gain of $686,096 included in other income in the accompanying combined statements of income.

See independent auditors’ review report

Endeavor Crude, LLC, Meridian Equipment Leasing, LLC

and Equipment Transport, LLC

Notes to the Combined Financial Statements (Unaudited)

(14)	Short-Term Notes Payable

On November 20, 2023, the Company entered into a short-term financing agreement with Maxus for a principal amount of $1,500,000. The Company will make interest only payments monthly until the maturity of the note, upon which all outstanding principal and accrued interest is due. The note was originally scheduled to mature six months from the date of borrowing and was subsequently extended an additional six months to a maturity date of November 20, 2024. The outstanding principal balance was $1,432,049 and $1,500,000 as of June 30, 2024 and December 31, 2023, respectively. The note is collateralized by twenty-eight (28) trucks and tanker trailers.

On November 30, 2023, the Company entered into a cash advance agreement with Curve Capital, LLC (“Curve”) in which the Company pledged future receipts of its accounts receivable in exchange for $1,000,000 in cash. The Company is required to pay Curve a total of $1,390,000 in weekly installments of $38,612 at 98.85% interest. The outstanding principal was $845,552 as of December 31, 2023. On March 14, 2024, the Company refinanced its original agreement with Curve for $2,000,000, of which $810,820 was used to pay off the remaining principal balance of the original agreement. The Company is required to pay Curve a total of $2,780,000 in weekly installments of $76,000 at 99.82% interest and the principal balance as of June 30, 2024 was $1,317,726.

On February 13, 2024, the Company entered into a short-term financing agreement with Maxus for a principal amount of $3,000,000. The Company will make interest only payments monthly until the maturity of the note, September 1, 2024, upon which all outstanding principal and accrued interest is due. The note is collateralized by a fleet of trucks and trailers. The outstanding principal balance, net of unamortized debt issuance costs, was $2,818,785 and $0 as of June 30, 2024 and December 31, 2023, respectively. On August 15, 2024, the Company received a three-month extension until November 30, 2024.

On June 20, 2024, the Company entered into a short-term financing agreement with Agile Lending, LLC for a principal amount of $1,312,500. The Company is required to make weekly installments of $67,500 at 145.93% interest until maturity on January 3, 2025. The outstanding principal balance was $1,250,000 and $0 as of June 30, 2024 and December 31, 2023, respectively.

See independent auditors’ review report

Endeavor Crude, LLC, Meridian Equipment Leasing, LLC

and Equipment Transport, LLC

Notes to the Combined Financial Statements (Unaudited)

(15)	Adoption of New Accounting Standard

In June 2016, the FASB issued guidance (FASB ASC 326) which significantly changed how entities will measure credit losses for most financial assets and certain other instruments that aren’t measured at fair value through net income. The most significant change in this standard is a shift from the incurred loss model to the expected loss model. Under the standard, the disclosures are required to provide users of the financial statements with useful information in analyzing an entity’s exposure to credit risk and the measurement of credit losses. Financial assets held by the company that are subject to the guidance in FASB ASC 326 were trade accounts receivable.

The Company adopted the standard effective January 1, 2023. The impact of the adoption was not considered material to the combined financial statements.

(16)	Intent to Sell Membership Interests

On March 21, 2024, the members of the Company entered into a Membership Interest Purchase Agreement with Vivakor, Inc. (“Vivakor”), whereby, at closing, Vivakor will acquire 100% of the membership interests of the Company.

Vivakor’s acquisition of 100% of the membership interests of the Company is subject to various closing conditions. As of the date the financial statements were available to be issued, the acquisition has not yet officially occurred.

(17)	Default on Promissory Notes

On August 23, 2024, the Company received two (2) amended demand letters from the counsel for Pilot Travel Centers, LLC and Pilot OFS Holdings, LLC (collectively referred to as “Pilot”) demanding that Meridian pay all outstanding principal and accrued interest on certain promissory notes, assigned accounts receivable, and rental payments.

The first amended demand letter refers to Meridian’s default under its $1,500,000 note payable, dated December 1, 2023. Eighteen (18) monthly installments in the amount of $90,431 were being made under this note. Meridian made these monthly payments through June 2024 and failed to make payments for July and August 2024, triggering a default and immediate payment of the outstanding principal and accrued interest under this note in the amount of $1,034,873.

The second amended demand letter refers to Meridian’s default under its $12,500,000 note payable, dated December 31, 2023. The principal amount of this note plus accrued interest was due in full on June 30, 2024. Meridian failed to make payment. In addition, the demand letter states that Meridian failed to make a payment of $3,410,574 related to assigned accounts receivable as well as $19,250 in rental payments due as a result of the purchase of ET.

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Endeavor Crude, LLC, Meridian Equipment Leasing, LLC

and Equipment Transport, LLC

Notes to the Combined Financial Statements (Unaudited)

(17)	Default on Promissory Notes (continued)

Both letters demand that full payment be made by Meridian on the defaulted obligations no later than August 30, 2024. As of September 11, 2024, the date the combined financial statements were available to be issued, Meridian has made payments of $500,000 towards these obligations.

Additionally, as shown in the accompanying financial statements, the Company’s current liabilities exceed its current assets by $25,688,063 as of June 30, 2024. These factors, along with the uncertain conditions Meridian faces regarding its notes payable with Pilot, create substantial doubt about the Company’s ability to continue as a going concern. Management of the Company has evaluated these conditions and is currently working with outside creditors to obtain additional financing to repay its obligations to Pilot. While the Company works to obtain additional financing, they have also requested extensions on the payment of all outstanding obligations in default through December 31, 2024. The ability of the Company to continue as a going concern and meet its obligations as they become due is dependent on the acceptance of the extension by Pilot and the Company’s ability to obtain additional financing. The combined financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

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